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                                                                     EXHIBIT 5.1


              [LETTERHEAD OF WILSON, SONSINI, GOODRICH & ROSATI]


                               December 9, 1996

NetSource Communications, Inc.
444 Spear Street, Suite 200
San Francisco, CA 94105

         Re:    Registration Statement on Form S-1
                ----------------------------------

Ladies and Gentlemen:

         We have examined (1) the Registration Statement on Form S-1 (file no. 333-14237) filed by you with the Securities and Exchange Commission on October 16, 1996, in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of your Common Stock, $0.001 par value (the "Shares"), all of which are authorized but heretofore unissued, including an over-allotment option for 525,000 shares held by the Underwriters, (2) Pre-effective Amendment No. 1 to the Registration Statement proposed to be filed with the Commission on November 25, 1996, and (3) Pre-effective Amendment No. 2 to the Registration Statement proposed to be filed with the commission on or about December 10, 1996. The Shares are to be sold to the Underwriters for resale to the public as described in the Registration Statement pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto and consent to the use of our name under the heading "Legal Matters" contained in the Prospectus.

                                        Very truly yours,


                                        WILSON, SONSINI, GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/  Wilson, Sonsini, Goodrich & Rosati